Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER, PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER

I, Michael Matvieshen; Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer of Salamon Group Inc. (the “Registrant”), do hereby certify pursuant to Rule 15d-l4(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)

the Registrant’s Quarterly Report on Form 10-Q of the Registrant for the six month period ended June 30, 2012 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: September 5, 2012	By:	/s/ Michael Matvieshen
Michael Matvieshen
Chief Executive Officer
Principal Financial Officer
Principal Accounting Officer